    As filed with the Securities and Exchange Commission on March 10, 2000

                                                  Registration No. _____-_______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                              ___________________
                          HANOVER COMPRESSOR COMPANY
            (Exact name of registrant as specified in its charter)

           DELAWARE                                  75-2344249
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                  Identification No.)

                          12001 NORTH HOUSTON ROSSLYN
                              HOUSTON, TEXAS 77086
                    (Address of principal executive offices)
                                _______________

                          1996 EMPLOYEE STOCK OFFERING
                    DECEMBER 23, 1996 COMMON STOCK OFFERING
                         1995 MANAGEMENT STOCK OFFERING
                          1995 EMPLOYEE STOCK OFFERING
                         1993 MANAGEMENT STOCK OFFERING
                              1992 STOCK OFFERING
          SUBSCRIPTION AGREEMENT BETWEEN HANOVER COMPRESSOR COMPANY
                             AND DONALD M. DEVILLE
                            1997 STOCK PURCHASE PLAN

                                _______________
                                                  Copy to:
       MICHAEL J. McGHAN                          RICHARD S. MELLER
       President and Chief Executive Officer      Latham & Watkins
       Hanover Compressor Company                 Sears Tower
       12001 North Houston Rosslyn                Suite 5800
       Houston, Texas 77086                       Chicago, Illinois 60606
       (281) 447-8787                             (312) 876-6521
       (Name, address, including zip code,
       and telephone number, including area code, of agent for service)

                              ___________________

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                        |                     |  PROPOSED MAXIMUM  |  PROPOSED MAXIMUM |  AMOUNT OF
TITLE OF EACH CLASS OF                  |      AMOUNT TO BE   |  OFFERING PRICE    |  AGGREGATE        |  REGISTRATION
SECURITIES TO BE REGISTERED             |      REGISTERED (1) |   PER SHARE (2)    |  OFFERING PRICE   |  FEE
----------------------------------------------------------------------------------------------------------------------
                                        |                     |                    |                   |
Common Stock, par value $.001 per share |       1,456,763     |      $47.63        |   $69,385,621.69  |  $18,317.80
----------------------------------------------------------------------------------------------------------------------

(1) 174,590 of such shares were purchased pursuant to the 1996 Employee Stock Offering; 1580 of such shares were purchased pursuant to the December 23, 1996 Common Stock Offering; 39,500 of such shares were purchased pursuant to the 1995 Management Stock Offering; 268,126 of such shares were purchased pursuant to the 1995 Employee Stock Offering; 484,217 of such shares were purchased pursuant to the 1993 Management Stock Offering; 156,653 of such shares were purchased pursuant to the 1992 Stock Offering; 29,862 of such shares were purchased pursuant to the Subscription Agreement between Hanover Compressor Company and Donald M. DeVille; 302,235 of such shares were purchased pursuant to the 1997 Stock Purchase Plan

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon $47.63, the average of the high and low price for shares of the Company's common stock, par value $.001 per share, as reported on the New York Stock Exchange composite tape on March 3, 2000.

                                     PART I
Item 1.    Plan Information

     Not required to be filed with this Registration Statement.

Item 2.    Registrant Information and Employee Plan Annual Information

     Not required to be filed with this Registration Statement.

                                    PART II

Item 3.    Incorporation of Documents by Reference

     The documents listed below have been filed by Hanover Compressor Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") and are incorporated in this Registration Statement by reference:

     a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "1998 10-K");

     b. The Company's Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998;

     c.  The Definitive Proxy Statement filed May 6, 1999;

     d. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1999; June 30, 1999; September 30, 1999.

     e. All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 since the end of the Company's fiscal year ended December 31, 1998; and

     f. The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed on April 11, 1997 pursuant to
Section 12 of the Securities Exchange Act of 1934.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

     Not required to be filed with this Registration Statement.

Item 5.    Interests of Named Experts and Counsel

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company and the Selling Stockholders by Latham & Watkins, Chicago, Illinois. Richard S. Meller, the Secretary of the Company, is of counsel at Latham & Watkins.

Item 6.    Indemnification of Directors and Officers

     Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action; provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determine that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made
(1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders. The General Corporation Law of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent that such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of Delaware provides for the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

     The Company's Restated Certificate of Incorporation provides that the Company shall indemnify its directors and officer and advance expenses incurred by its directors and officer in defending any civil, commercial, administrative or investigative action, suit or proceeding, in accordance with and to the fullest extent permitted by Delaware law.

     The Company has also entered into agreements to indemnify its directors and certain of its officers, in addition to the indemnification provided for in the Company's Restated Certificate of Incorporation and By-laws. These agreements, among other things, will indemnify the Company's directors and officers for all direct and indirect expenses and costs (including, without limitation, all reasonable attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by such persons for which they are not otherwise compensated by the Company or any third person) and liabilities of any type whatever (including, but not limited to, judgments, fines and settlement fees) actually and reasonably incurred by such person in connection with either the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or other proceeding, including any action by or in the right of the corporation, arising out of such person's services as a director, officer, employee or other agent of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain talented and experienced directors and officers.

     The Company maintains liability insurance for the benefit of its directors and officers.

Item 7.    Exemption from Registration Claimed

     Not applicable.

Item 8.    Exhibits

4.1  1996 Employee Stock Offering - Offering Memorandum

4.2  1996 Employee Stock Offering - Subscription Agreement

4.3  December 23, 1996 Common Stock Offering - Offering Memorandum

4.4  1995 Management Stock Offering - Offering Memorandum

4.5  1995 Management Stock Offering - Subscription Agreement

4.6  1995 Employee Stock Offering - Offering Memorandum

4.7  1995 Employee Stock Offering - Subscription Agreement

4.8  1993 Management Stock Offering - Offering Memorandum

4.9  1993 Management Stock Offering - Subscription Agreement

4.10  1992 Stock Offering - Subscription Agreement

4.11 Subscription Agreement between Hanover Compressor Company and Donald M. DeVille - Offering Memorandum

4.12 Subscription Agreement between Hanover Compressor Company and Donald M. DeVille

4.13  1997 Stock Purchase Plan

5.1   Opinion of Latham & Watkins, counsel to Hanover

23.1  Consent of PricewaterhouseCoopers LLP.

24.1 Power of Attorney (included in the signature page to the Registration Statement).

Item 9.    Undertakings

          a.  The undersigned registrant Plan hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(ii) and (a)(1)(iii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on March 10, 2000.

                                    HANOVER COMPRESSOR COMPANY

                                        /s/ MICHAEL J. McGHAN
                                    By:________________________________,
                                    Michael J. McGhan

                                    President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Michael A. O'Connor, Michael J. McGhan, Curtis Bedrich, William S. Goldberg, and Richard S. Meller, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Hanover Compressor Company and on the dates indicated.

   SIGNATURES                                        TITLES                      DATE
   ----------                                        ------                      ----
/s/ MICHAEL J. MCGHAN
_______________________                         President and Chief          March 10, 2000
Michael J. McGhan                               Executive Officer
                                                (Principal Executive
                                                Officer)
/s/ CURTIS BEDRICH
_______________________                         Chief Financial Officer      March 10, 2000
Curtis Bedrich                                  and Treasurer(Principal
                                                Financial and Accounting
                                                Officer)
/s/ TED COLLINS, JR.
_______________________                         Director                     March 10, 2000
Ted Collins, Jr.

/s/ ROBERT R. FURGASON
_______________________                         Director                     March 10, 2000
Robert R. Furgason

/s/ WILLIAM S. GOLDBERG
_______________________                         Director                     March 10, 2000
William S. Goldberg

/s/ MELVYN N. KLEIN
_______________________                         Director                     March 10, 2000
Melvyn N. Klein

/s/ MICHAEL A. O'CONNOR
_______________________                         Director                     March 10, 2000
Michael A. O'Connor

/s/ ALVIN V. SHOEMAKER
_______________________                         Director                     March 10, 2000
Alvin V. Shoemaker

HANOVER COMPRESSOR COMPANY

EXHIBIT INDEX

EXHIBIT                                                                           SEQUENTIALLY
NUMBER                            DESCRIPTION OF EXHIBIT                          NUMBERED PAGE
------------   -------------------------------------------------------------      -------------
        4.1    1996 Employee Stock Offering - Offering Memorandum
        4.2    1996 Employee Stock Offering - Subscription Agreement
        4.3    December 23, 1996 Common Stock Offering - Offering Memorandum
        4.4    1995 Management Stock Offering - Offering Memorandum
        4.5    1995 Management Stock Offering - Subscription Agreement
        4.6    1995 Employee Stock Offering - Offering Memorandum
        4.7    1995 Employee Stock Offering - Subscription Agreement
        4.8    1993 Management Stock Offering - Offering Memorandum
        4.9    1993 Management Stock Offering - Subscription Agreement
        4.10   1992 Stock Offering - Subscription Agreement
        4.11   Subscription Agreement between Hanover Compressor Company
               and Donald M. DeVille - Offering Memorandum
        4.12   Subscription Agreement between Hanover Compressor Company
               and Donald M. DeVille - Subscription Agreement
        4.13   1997 Stock Purchase Plan
        5.1    Opinion of Latham & Watkins
       23.1    Consent of PricewaterhouseCoopers LLP.
       24.1    Power of Attorney (included in the signature page to the
               Registration Statement).